Exhibit 10.14

Memphis-Shelby County Airport Authority Memphis, Tennessee

FOURTEENTH AMENDMENT

COMPOSITE LEASE AGREEMENT

FOR

MEMPHIS INTERNATIONAL AIRPORT

BY AND BETWEEN

MEMPHIS-SHELBY COUNTY AIRPORT AUTHORITY

2491 Winchester Road, Suite 113

Memphis, Tennessee 38116-3586

AND

FEDERAL EXPRESS CORPORATION

DATED AS OF:

MARCH 14, 2022

BUT EFFECTIVE AS OF:

FEBRUARY 1, 2022

COMPOSITE AMENDMENT #14 FEDERAL EXPRESS CORPORATION	PAGE 1 OF 6

Memphis-Shelby County Airport Authority Memphis, Tennessee

LIST OF EXHIBITS

•	Exhibit A – Composite Agreement Schedule

•	Exhibit B – Legal Description, Lease Site Boundary

COMPOSITE AMENDMENT #14 FEDERAL EXPRESS CORPORATION	PAGE 2 OF 6

Memphis-Shelby County Airport Authority Memphis, Tennessee

FOURTEENTH AMENDMENT

TO THE COMPOSITE LEASE AGREEMENT

This FOURTEENTH Amendment is made and entered into as of the 14th day of March, 2022, by and between MEMPHIS-SHELBY COUNTY AIRPORT AUTHORITY (herein referred to as “Authority” or “Sponsor”), a body politic and corporate, organized and existing under the laws of the State of Tennessee, and FEDERAL EXPRESS CORPORATION (herein referred to as “Tenant” or “Contractor”), a corporation duly organized and existing under the laws of the State of Delaware.

W I T N E S S E T H:

WHEREAS, Authority and Tenant executed a “Composite Lease Agreement”, effective January 1, 2007 which was modified by First Amendment effective September 1, 2008; a Second Amendment effective June 1, 2009; a Third Amendment effective July 1, 2009; a Fourth Amendment effective 15, 2011; a Fifth Amendment effective January 1, 2013; a Sixth Amendment effective July 1, 2014; a Seventh Amendment effective April 1, 2016; an Eighth Amendment effective April 1, 2017; a Ninth Amendment effective September 1, 2017; a Tenth Amendment effective May 1, 2018; an Eleventh Amendment effective December 1, 2018; a Twelfth Amendment effective October 1, 2019; and a Thirteenth Amendment effective July 15, 2021; collectively referred to herein as the “Composite Lease Agreement”; and,

WHEREAS, a schedule identifying each parcel of real property the Authority leases to Tenant is attached to the Composite Lease Agreement as “EXHIBIT A”, and the schedule states a portion of the Term (identified in the Composite Lease Agreement) during which the lease of each parcel will be in effect, and the rent that Tenant is subject to pay Authority for each parcel; and,

WHEREAS, the parties wish to amend the Composite Lease Agreement to add a total of 141,334 square feet of unimproved land located south of Democrat Road and west of “Cold Chain” facility area identified as ground support equipment (GSE) storage, more particularly identified as Parcel F5-5925 (“Parcel 37”) and named in “EXHIBIT B”, which is attached hereto and incorporated by reference; and,

WHEREAS, per the Composite Lease Agreement, rent will be calculated at $0.2244 per square foot, thereby creating an annual increase of $31,715.35, effective on February 1, 2022.

COMPOSITE AMENDMENT #14 FEDERAL EXPRESS CORPORATION	PAGE 3 OF 6

Memphis-Shelby County Airport Authority Memphis, Tennessee

NOW, THEREFORE, for and in consideration of the promises, covenants and agreements hereinafter contained to be kept and performed by the parties hereto and upon the provisions and conditions hereinafter set forth, Authority and Tenant do hereby covenant and agree as follows:

SECTION 1. Definitions. Except as otherwise provided herein, and unless the context shall clearly require otherwise, all words and terms used in this FOURTEENTH Amendment that are defined in the Composite Lease Agreement, the Special Facility Ground Lease Agreement and the Special Facility Lease Agreement shall have the respective meanings given to them in each agreement for all purposes of this FOURTEENTH Amendment.

SECTION 2. Modification of Composite Lease and Applicable Rent. Effective as of February 1, 2022, the parties amend the Composite Lease Agreement to reflect the addition of Parcel 37 as described in the attached property listing as shown on “EXHIBIT B”. At any time on or after February 1, 2022, Tenant may take possession of the additional areas and use and improve them subject to the terms and conditions of the Composite Lease Agreement. As of the Effective Date, the parties incorporate the attached surveys and legal descriptions of Parcel 37 to be part of “EXHIBIT B” to the Composite Lease Agreement, and the parties substitute the table attached to this Amendment for the table included as part of “EXHIBIT A” to the Composite Lease Agreement. The substitution of that table will accomplish the following:

(a)    Effective as of February 1, 2022, Tenant’s annual rent will be increased by an amount equal to the product achieved by multiplying the area of Parcel 37 by $0.2244 as follows:

Location	Sq. Ft	Rate	Annual Rent
GSE Equipment Storage	141,334	$0.2244	$31,715.35

(b)	The rent, as adjusted in accordance with the foregoing, will continue to be subject to adjustment in accordance with the terms of Section 2.03(a)(i) of the Composite Lease Agreement.

SECTION 3. Improvements by Tenant

(a)    Effective as of February 1, 2022, Authority hereby grants to Tenant for use by Tenant and its servants, agents, employees and independent contractors working on or in

COMPOSITE AMENDMENT #14 FEDERAL EXPRESS CORPORATION	PAGE 4 OF 6

Memphis-Shelby County Airport Authority Memphis, Tennessee

connection with Tenant’s alterations of the improvements located on Parcel 37, making it suitable for Tenant’s use (“Tenant’s Work”), all necessary or appropriate rights of reasonable access, ingress and egress to and from Parcel 37, and the right to do all such other things as may be incidental to Tenant’s Work.

(b)    Tenant shall obtain, at Tenant’s sole expense, all certificates and approvals relating to Tenant’s Work. Tenant shall make, at least, all improvements to Parcel 37 at no cost to Authority.

SECTION 4. Remainder of Composite Lease in Effect.    All other terms, provisions, conditions, covenants and agreements of the Composite Lease shall continue in full force and effect.

SECTION 5. Effective Dates of this FOURTEENTH Amendment.    This FOURTEENTH Amendment shall become effective as of February 1, 2022.

The remainder of page is intentionally left blank.

Signature page to follow.

COMPOSITE AMENDMENT #14 FEDERAL EXPRESS CORPORATION	PAGE 5 OF 6

Memphis-Shelby County Airport Authority Memphis, Tennessee

IN WITNESS WHEREOF, the parties have caused their duly authorized representatives to execute this FOURTEENTH Amendment to the Composite Lease Agreement.

MEMPHIS-SHELBY COUNTY
AIRPORT AUTHORITY		FEDERAL EXPRESS CORPORATION

By:	/s/ Scott A. Bruckman	By:	/s/ R. Scott Peterson
President and Chief Executive Officer		Title: Managing Director - Properties
Date: March 14, 2022

Approved as to Content:

By:	/s/ Forrest Artz
Vice President of Finance and Administration/CFO

Approved as to Form and Legality:

/s/ Amber Floyd
General Counsel

Reviewed and Approved:

/s/ Jason S. McBride
Director of Properties

Omitted Exhibits

Exhibit A and Exhibit B to this exhibit, which are described under “Witnesseth” and in Section 2 above, have been omitted pursuant to Item 601(a)(5) of Regulation S-K because the information contained therein is not material and is not otherwise publicly disclosed. FedEx will furnish supplementally copies of Exhibit A and Exhibit B to the Securities and Exchange Commission or its staff upon request.

COMPOSITE AMENDMENT #14 FEDERAL EXPRESS CORPORATION	PAGE 6 OF 6